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                                                  Exhibit 23.1




                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-     ) pertaining to the CIMA LABS INC. Equity Incentive Plan
(formerly the CIMA LABS INC. Amended and Restated Stock Option and Stock Award
Plan) of our report dated January 26, 1996, with respect to the financial statements and schedule of CIMA LABS INC. included in the Annual Report
(Form 10-K/A Amendment No. 1) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 6, 1996